EXHIBIT 99.05

          CERTIFICATION BY CHIEF OF FUND ADMINISTRATION AND ACCOUNTING

     I, Marc S. Goodman, the Chief of Fund Administration and Accounting of Kenmar Advisory Corp., as managing owner of Kenmar Global Trust, certify that
(i) the Form 10-Q for the Quarterly Period Ended June 30, 2002 of Kenmar Global Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934 and (ii) the information contained in the Form 10-Q for the Quarterly Period Ended June 30, 2002 of Kenmar Global Trust fairly presents, in all material respects, the financial condition and results of operations of Kenmar Global Trust.

                           KENMAR GLOBAL TRUST
                           By: Kenmar Advisory Corp., managing owner

                           By: /s/ MARC S. GOODMAN
                               ----------------------------
                                   Marc S. Goodman
                                   Chief of Fund Administration and Accounting
                                   August 8, 2002


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